Exhibit 99.4

Request for Admittance Card
Guidant Corporation
Special Meeting of Shareholders
, 2006
a.m. (Local Time)

The Special Meeting of Shareholders of Guidant Corporation will be held on                , 2006 at               a.m., local time, at Guidant’s corporate headquarters, 111 Monument Circle, Indianapolis, Indiana.

If you plan to attend the meeting, please complete and return the Request for Admittance Card attached below. An Admittance Card will be sent to you and will be required for admittance to the meeting. If you plan to attend the special meeting, we encourage you to return this card by                , 2006, so that we can mail an Admittance Card to you in time for the meeting.

Request for Admittance Card

Guidant Corporation
Special Meeting of Shareholders
                , 2006
            a.m. (Local Time)
Indianapolis, Indiana

Please return this card only if you plan to attend the meeting. If you do not plan to attend, you only need to vote in advance of the meeting by using one of the three voting methods available. Even if you plan to attend the meeting, we encourage you to vote in advance of the meeting. You may vote (1) by returning the enclosed proxy card; (2) by telephone; or (3) by the Internet.

☐ I plan to attend the meeting.

Please type or print clearly:

Name:

Street Address:

City:	State:	Zip Code:

GUIDANT CORPORATION
Special Meeting of Shareholders

Date:	, 2006
Time:	a.m. (Local Time)
Place:	111 MONUMENT CIRCLE INDIANAPOLIS, IN 46204

PROXY

GUIDANT CORPORATION
SPECIAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. M. Cornelius and Keith E. Brauer, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the common shares of GUIDANT CORPORATION held in the name of the undersigned at the close of business on             , 2006 at the Special Meeting of Shareholders to be held on             , 2006 at             a.m., local time, and at any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, as set forth on the reverse side.

Under the Guidant Employee Savings and Stock Ownership Plan (the “Plan”) or similar plan in which you participate, you have the right as a participant in and a named fiduciary of (i.e. the responsible party identified in the voting section of the Plan documents) the Plan to give written instructions to The Northern Trust Company, as trustee for the Plan, to vote as you specify the number of shares representing your proportionate interest in the Plan on             , 2006. The Plan provides that the trustee will vote the shares for which voting instructions have not been received in its discretion. If you wish to have the shares allocated to this account under the Plan voted by the trustee in accordance with your instructions, please sign the authorization on the reverse side of this card and return it in the enclosed envelope or give your instructions by telephone or via the Internet. If your participate in The Guidant Employee Savings and Stock Ownership Plan for Puerto Rico Affiliates (“ESSOP”), you may similarly authorize the trustee of the ESSOP to vote shares by signing the authorization on the reverse side of this card.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” APPROVAL OF THE MERGER AGREEMENT AS SET FORTH IN PARAGRAPH 1 ON THE REVERSE SIDE.

The proxies are authorized to vote in their discretion upon such other matters as may properly be brought before the Special Meeting of Shareholders or any adjournment or postponement thereof.

Comments:

(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)
CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.

EQUISERVE TRUST COMPANY NA ATTN: GUS JIMINEZ/CLIENT ADMINISTRATION 525 WASHINGTON BOULEVARD 9TH FL, SUITE 4690 JERSEY CITY, NJ 07310

VOTE BY INTERNET — http://proxy.georgeson.com

Visit the Internet voting website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. Available until [            ], New York City Time, [            ], 2006.

VOTE BY PHONE — 800-850-5909

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 800-850-5909, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your voting instruction card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you direct. Available until [            ], New York City Time, [            ], 2006.

VOTE BY MAIL Simply mark, sign and date your voting instruction card and return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

	COMPANY NUMBER	CONTROL NUMBER

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GUIDANT	KEEP THIS PORTION FOR YOUR RECORDS

\/ DETACH AND RETURN THIS PORTION ONLY \/

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GUIDANT CORPORATION

The Board of Directors recommends a vote FOR the following proposal:	For	Against	Abstain

1.

To approve the Agreement and Plan of Merger, dated as of January 25, 2006, among Boston Scientific Corporation, Galaxy Merger Sub, Inc., a wholly owned subsidiary of Boston Scientific Corporation, and Guidant Corporation, pursuant to which Galaxy Merger Sub, Inc. will merge with and into Guidant Corporation with Guidant Corporation becoming a wholly owned subsidiary of Boston Scientific Corporation, as described in the accompanying joint proxy statement/prospectus.

	☐	☐	☐

The proxies are authorized to vote in their discretion upon such other matters as may properly be brought before the special meeting or any adjournment or postponement thereof.

Please sign exactly as name(s) appear(s) above. Joint owners should each sign. When signing in a representative capacity, please give full title. Your signature serves as acknowledgement of receipt of the Notice of Special Meeting and the accompanying joint proxy statement/prospectus.

For comments, please check this box and write them on the back		☐
where indicated:
	Yes	No
Please indicate if you plan to attend the meeting:	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date